UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2020 (April 8, 2020)

EOG RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9743	47-0684736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby, Sky Lobby 2

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-651-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EOG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 8, 2020, EOG Resources, Inc. (EOG) entered into an underwriting agreement (Underwriting Agreement) with Citigroup Global Markets Inc., J.P. Morgan Securities LLC and the other underwriters identified therein (collectively, Underwriters) relating to the sale of $750 million aggregate principal amount of EOG’s 4.375% Senior Notes due 2030 (2030 Notes) and $750 million aggregate principal amount of EOG’s 4.950% Senior Notes due 2050 (together with the 2030 Notes, the Notes), subject to the terms and conditions therein. The Underwriting Agreement contains customary representations and warranties on EOG’s part. The Underwriting Agreement also contains customary indemnification and contribution provisions whereby EOG and the Underwriters have agreed to indemnify each other against certain liabilities.

The offering of the Notes pursuant to the Underwriting Agreement is expected to close on April 14, 2020. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

EOG offered the Notes pursuant to a Prospectus Supplement dated April 8, 2020, which was filed with the United States Securities and Exchange Commission on April 9, 2020, and which forms part of EOG’s shelf registration statement on Form S-3 (Registration No. 333-228827). The Notes will be issued under an indenture (the Indenture), dated as of May 18, 2009, by and between EOG, as issuer, and Wells Fargo Bank, National Association, as trustee.

Relationships

The underwriters and certain of their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings with EOG in the ordinary course of business for which they received, or will receive, customary fees and expense reimbursement. In particular, affiliates of certain of the underwriters act as agent and/or are lenders under EOG’s revolving credit agreement. In addition, Wells Fargo Securities, LLC (one of the Underwriters) is an affiliate of Wells Fargo Bank, National Association, the trustee under the Indenture.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

*1.1	Underwriting Agreement, dated April 8, 2020, by and among EOG, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC and the other underwriters named therein.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Exhibit filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC.

Date: April 10, 2020	By:	/s/ Timothy K. Driggers
Timothy K. Driggers

Executive Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)